UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2021
PIONEER ENERGY SERVICES CORP.
(Exact name of registrant as specified in its charter)
____________________________________________

Delaware	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 884-0575
_________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
    (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
    _________________________________________

Item 8.01. Other Events.
As of August 25, 2021, Pioneer Energy Services Corp. (the "Company") had received the requisite consents to amend provisions summarized below of the Senior Secured Notes Indenture, dated as of May 29, 2020, as supplemented by the first supplemental indenture, dated as of March 3, 2021, and the second supplemental indenture, dated as of May 11, 2021, among the Company, the subsidiary guarantors party thereto and Wilmington Trust, N.A., as trustee and security agent (the "Senior Secured Notes Indenture"). Accordingly, on August 25, 2021, the Company entered into a Third Supplemental Indenture (the "Third Supplemental Indenture") to the Senior Secured Notes Indenture.
The Third Supplemental Indenture amends the Senior Secured Notes Indenture by adding specific redemption provisions relating to the closing of the previously announced merger agreement with Patterson-UTI Energy, Inc.
The foregoing description of the Third Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Supplemental Indenture, filed as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.
4.1    Third Supplemental Indenture to the Senior Secured Notes Indenture, dated August 25, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER ENERGY SERVICES CORP.

/s/ Lorne E. Phillips
Lorne E. Phillips
Executive Vice President and Chief Financial Officer

Dated: August 30, 2021

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
4.1	Third Supplemental Indenture to the Senior Secured Notes Indenture, dated August 25, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)